EXHIBIT 99.4



                                    September 7, 1999


F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland  21702


Ladies and Gentlemen:

            Each of the undersigned ("Stockholder") beneficially owns and has sole voting power with respect to the number of shares of the common stock, par value $0.01 per share (the "Shares"), of Patapsco Valley Bancshares, Inc., a Maryland corporation (the "Company"), indicated opposite such Stockholder's name below.

            Simultaneously with the execution of this letter agreement, F&M Bancorp, a Maryland corporation ("Buyer"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger of the Company with and into Buyer (the "Merger"). We understand that Buyer has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement.

            In consideration of, and as a condition to, Buyer's entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Buyer in connection therewith, as of the date first written above, Stockholder agrees with Buyer as follows:

            1. Stockholder shall vote or cause to be voted for the approval of the Merger Agreement and the Merger, at any meeting of stockholders of the Company called for the purpose of voting on the Merger Agreement or the Merger or any adjournment thereof or in any other circumstance upon which a vote, consent or other approval with respect to the Merger Agreement or the Merger is sought, all of the Shares that Stockholder shall be entitled to so vote, whether such Shares are held by Stockholder on the date of this letter agreement or are subsequently acquired (whether pursuant to the exercise of stock options or otherwise). Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have.

            2. Stockholder represents that Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. Stockholder further represents that this letter agreement constitutes a valid and binding agreement, enforceable against Stockholder in accordance with its terms. Stockholder represents that Stockholder owns the number of Shares indicated opposite Stockholder's name below, free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens"), and has sole and unrestricted voting power with respect to such Shares.

            3. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with Article IX thereof.

            4. This letter agreement is to be governed by the laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

            5. Stockholder signs solely in his or her individual capacity with respect to his or her beneficial ownership of Shares and makes no agreement or understanding herein in any other capacity, including his or her capacity as a director of the Company.

            6. Stockholder acknowledges and agrees that Buyer could not be made whole by monetary damages in the event of any default by Stockholder of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Buyer, in addition to any other remedy that it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdic tion.

            7. This Agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which together shall constitute the same instrument.

            8. Nothing contained herein shall be deemed to modify, supersede or in any manner limit any other restrictions on the transfer of the Shares imposed by any other agreement between Stockholder and Buyer, except that this Agreement supersedes the letter agreement, dated September 7, 1999, among each of the undersigned and Buyer.


             [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


            Please confirm our agreement with you by signing a copy of this letter.

Director, Executive                 Number of
Officer or Stockholder                Shares         Signatures
----------------------              ---------        ----------

John F. Feezer, III (individual    2,386.5050         ____________________

Kevin P. Huffman                   1,927.5880         ____________________

Eugene W. Iager, Sr.              41,298.8598         ____________________

Euguene W. Iager, Jr.
    MD Uniform Gift to Minor A     5,572.9177
        ----------------------
                                                     Eugene W. Iager, Sr.
                                                     Custodian

Amy E. Iager
    MD Uniform Gift to Minor A     5,956.3700
        ----------------------
                                                     Eugene W. Iager, Sr.
                                                     Custodian

Charles B. Iager, Jr.             18,059.7982
-----------------------

Judith Elizabeth Iager             1,970.0568
-----------------------

Mark E. Iager                     12,667.0000
-----------------------

Mary Katherine Iager               1,518.3994
-----------------------

Matthew E. Iager                  12,730.9355
-----------------------

Michael Charles Iager             12,411.9274
----------------------

Nathan A. Riggs Iager
    MD Uniform Gift to Minor A     5,952.0626
----------------------
                                                     Eugene W. Iager, Sr.
                                                     Custodian

Tanya L. Iager
    MD Uniform Gift to Minor A     5,956.3700
----------------------
                                                     Eugene W. Iager, Sr.
                                                     Custodian

Richard H. Pettingill                102.1271         ____________________

Ronald L. Eyre                       802.5298         ____________________

Fred T. Lewis                     16,963.4913         ____________________

Howard E. Harrison, III            1,544.5130         ____________________

John S. Whiteside                 39,757.8626         ____________________

Dennis W. Miller                          0           ____________________

Edwin B. McKee                     1,092.3204         ____________________

Barbara M. Broczkowski                    0           ____________________

Bernard G. Malinowski             13,611.0010         ____________________

John F. Feezer, Jr.               28,975.2550         ____________________

Beulah M. Feezer                  42,720.0000         ____________________

WW Services Limited
    Partnership                   19,225.8996
---------------------
                                                     John F. Feezer, Jr.
                                                     General Partner


---------------------
                                                     John F. Feezer, III
                                                     General Partner

Westminster Warehousing
    Services, Inc.                 6,860.8366
----------------------
                                                     John F. Feezer, Jr.
                                                     President

Agreed to and Accepted as of this
7th day of September, 1999

F&M BANCORP


By:__________________________
   Name:
   Title: